As filed with the United States Securities and Exchange Commission on November 6, 2012

Registration No. 333-________

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_________________

FORM S-8
REGISTRATION STATEMENT

Under
THE SECURITIES ACT OF 1933

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CUMMINS INC.

(Exact name of registrant as specified in its charter)

Indiana	35‑0257090
(State or Other Jurisdiction of	(I.R.S. Employer
Incorporation or Organization)	Identification No.)

500 Jackson Street

Box 3005

Columbus, Indiana 47202-3005

(Address, Including Zip Code, of Principal Executive Offices)

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Key Employee Stock Investment Plan

(Full Title of the Plan)

___________________

Sharon R. Barner

Vice President—General Counsel

500 Jackson Street

P.O. Box 3005

Columbus, Indiana 47202-3005

(812) 377-3609

(Name, Address and Telephone Number, Including Area Code, of Agent for Service)

COPY TO:
Mark Sifferlen
Vice President - Ethics & Compliance and

Corporate Secretary

500 Jackson Street
P.O. Box 3005
Columbus, Indiana 47202-3005

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company.  See the definition of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☒	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☐

(Do not check if smaller reporting company)

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CALCULATION OF REGISTRATION FEE

Title of Securities To Be Registered	Amount To Be Registered(1)	Proposed Maximum Offering Price Per Unit(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee
Common Stock, Par Value $2.50 per share	540,000	$93.94	$50,727,600	$6,920

(1)           This Registration Statement covers, in addition to the number of shares of Common Stock stated above, rights to purchase or acquire the shares of Common Stock covered by the prospectus of the above-named plan, and, pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), any additional shares of Common Stock which become issuable under the above-named plan by reason of any stock dividend, stock split, recapitalization or other similar transaction that results in an adjustment in the number of shares of Common Stock reserved under the equity incentive or similar plan of Cummins Inc. (the “Company”) in place at the time of such change pursuant to the terms of such plan.

(2)           Pursuant to Rule 457(h) and (c) promulgated under the Securities Act, the maximum offering price, per share and in the aggregate, and the registration fee were calculated based upon the average of the high and low prices of the Common Stock on October 31, 2012, as reported on the New York Stock Exchange.

Pursuant to Rule 429 under the Securities Act, the Prospectus referred to herein also relates to the Company’s Registration Statement on Form S-8 (Registration No. 033-56115)

STATEMENT PURSUANT TO GENERAL INSTRUCTION E TO FORM S-8

        The purpose of this Registration Statement is to register 540,000 additional shares of Common Stock, Par Value $2.50 per share (the “Common Stock”), of Cummins Inc. (the “Company” or the “Registrant”) in connection with the Company’s Key Employee Stock Investment Plan.

        Pursuant to General Instruction E of Form S-8, the contents of the Company’s Registration Statement on Form S-8 (Registration No. 033-56115), including the documents incorporated by reference therein, are incorporated by reference into this Registration Statement, except as set forth below.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 5.	Interests of Named Experts and Counsel.

The legal validity of the Common Stock being registered hereunder has been passed upon by Mark Sifferlen, Vice President - Ethics & Compliance and Corporate Secretary of the Company.  As Vice President - Ethics & Compliance and Corporate Secretary of the Company, Mr. Sifferlen is an employee of the Company and is eligible to participate in the Key Employee Stock Investment Plan.

Item 8.	Exhibits.

The exhibits filed herewith or incorporated herein by reference are set forth in the attached Exhibit Index.

Item 9.	Undertakings.

(a)        The undersigned Registrant hereby undertakes:

    (1)        To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

    (ii)     To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission (the “Commission”) pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

    (iii)     To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 (the “Exchange Act”) that are incorporated by reference in the Registration Statement.

    (2)        That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (3)        To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

    (4)        That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, in a primary offering of securities of the Registrant pursuant to this Registration Statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

                     (i)     Any preliminary prospectus or prospectus of the Registrant relating to the offering required to be filed pursuant to Rule 424 under the Securities Act of 1933;

                     (ii)     Any free writing prospectus relating to the offering prepared by or on behalf of the Registrant or used or referred to by the Registrant;

                     (iii)     The portion of any other free writing prospectus relating to the offering containing material information about the Registrant or its securities provided by or on behalf of the Registrant; and

                     (iv)     Any other communication that is an offer in the offering made by the Registrant to the purchaser.

 (b)        The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)        Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Columbus, State of Indiana, on this 6th day of November, 2012.

CUMMINS INC.
By: /s/ Marsha L. Hunt
Marsha L. Hunt
Vice President – Corporate Controller

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons on November 6, 2012 in the capacities indicated. Each person whose signature appears below constitutes and appoints Marya M. Rose, Mark R. Sifferlen, Marsha L. Hunt, Richard E. Harris, and Patrick J. Ward, and each of them individually, his or her true and lawful attorney-in-fact and agent, with full power of substitution and revocation, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, may lawfully do or cause to be done by virtue hereof.

Signature	Title

/s/ N. Thomas Linebarger N. Thomas Linebarger	Director and Chairman of the Board and Chief Executive Officer (Principal Executive Officer)

/s/ Patrick J. Ward Patrick J. Ward	Vice President – Chief Financial Officer (Principal Financial Officer)

/s/ Marsha L. Hunt Marsha L. Hunt	Vice President – Corporate Controller (Principal Accounting Officer)

/s/ Robert J. Bernhard Robert J. Bernhard	Director

/s/ Franklin R. Chang Diaz Franklin R. Chang Diaz	Director

/s/ Stephen B. Dobbs Stephen B. Dobbs	Director

/s/ Robert K. Herdman Robert K. Herdman	Director

/s/ Alexis M. Herman Alexis M. Herman	Director

/s/ William I. Miller William I. Miller	Director

/s/ Georgia R. Nelson Georgia R. Nelson	Director

/s/ Carl Ware Carl Ware	Director

EXHIBIT INDEX

Exhibit Number	Document Description

4.1	Restated Articles of Incorporation of the Company, as amended (incorporated by reference to Exhibit 3(a) to the Company’s Quarterly Report on Form 10-Q for the quarter ended June 28, 2009).

4.2

By-laws of the Company, as amended and restated effective as of May 8, 2012 (incorporated by reference to Exhibit 3(b) to the Company’s Quarterly Report on Form 10-Q for the quarter ended July 1, 2012).

4.3	Cummins Inc. Key Employee Stock Investment Plan, as amended and restated.*

5	Opinion of Mark Sifferlen, Esq., Vice President - Ethics & Compliance and Corporate Secretary of the Company (including consent of counsel).*

23.1	Consent of Mark Sifferlen, Esq., Vice President - Ethics & Compliance and Corporate Secretary of the Company (filed as part of Exhibit (5)).*

23.2	Consent of PricewaterhouseCoopers LLP.*

24	Powers of Attorney (included on the signature page to this Registration Statement).

Documents incorporated by reference to filings made by the Company under the Securities Exchange Act of 1934, as amended, are under Securities and Exchange Commission File No. 001-04949.

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*  Filed herewith.

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